UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2020

Riverview Financial Corporation

(Exact name of the registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 24, 2020, Riverview Financial Corporation (the “Corporation”) filed a prospectus supplement to its Form S-3 shelf registration statement, filed with the SEC on April 23, 2019. The prospectus supplement relates to the registration of 1,551,789 shares of the Corporation’s voting common stock (the “Shares”) which were acquired by the selling shareholders identified in the prospectus supplement in a private placement pursuant to a Stock Purchase Agreement, dated January 17, 2017 (the “Purchase Agreement”). The Shares are being registered for resale by the selling shareholders pursuant to a Registration Rights Agreement that the selling shareholders entered into with the Corporation at the time of acquisition of the Shares. The registration of the Shares for resale does not impact the total number of shares of the Corporation’s common stock that are outstanding.

The Purchase Agreement and the Registration Rights Agreement were filed as exhibits to the Corporation’s Form 8-K, filed January 18, 2017.

Item 9.01	(d) Exhibits

5	Legal Opinion of Barley Snyder

23.1	Consent of Dixon Hughes Goodman LLP

23.2	Consent of Crowe LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION

Dated: April 24, 2020	By	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer